Exhibit 99.1

Tronox Announces Re-Domiciliation Transaction and Agreement with Exxaro to Provide for the Orderly Sale of Exxaro’s Legacy Stock Ownership

●	Tronox to initiate re-domiciliation transaction with intent to hold a special shareholder meeting in first quarter 2019 to obtain shareholder approval to re-domicile to the United Kingdom
●	Tronox and Exxaro Resources Limited enter into Mineral Sands Transaction Completion Agreement to provide for the orderly sale of Exxaro’s 24 percent stake in Tronox during 2019

STAMFORD, Conn., (November 26, 2018) - Tronox Limited (NYSE:TROX) (“Tronox” or the “Company”), a global mining and inorganic chemicals company, today announced two important actions intended to further enhance long-term shareholder value.

Initiation of Transaction to Re-domicile to the United Kingdom

Tronox will formally initiate the process to re-domicile to the United Kingdom (U.K.) from Australia with the intent to hold a meeting of shareholders to approve the re-domiciling in the first quarter of 2019. Re-domiciling will be effected by "top-hatting" Tronox Limited with a new holding company incorporated under the laws of England called Tronox Holdings PLC. Tronox has submitted a Proxy Statement to the Australian Securities and Investment Commission (ASIC) and will be filing the proxy statement with the U.S. Securities and Exchange Commission (SEC) in the coming weeks. Once the ASIC and SEC have completed their reviews of the Proxy Statement, Tronox will, in accordance with Australian law, seek permission from an Australian Court to hold a shareholder meeting to seek the approval to proceed with the re-domiciling. Each Tronox shareholder will receive one share in the newly incorporated English company in exchange for each share held in the Australian-incorporated Tronox Limited, which will be listed on the NYSE.

Re-domiciling to the U.K. will have several benefits for Tronox shareholders, including:

●	Provides the Tronox Board of Directors with greater authority and flexibility to undertake share repurchases than under Australian law;
●	Eliminates the current dual-class share structure and consequently the requirement for certain matters to be approved by both classes voting separately;
●	Aligns Tronox’s jurisdiction of incorporation with its peers and the majority of other non-U.S. companies listed on the NYSE; and
●	Enables Tronox to create an organizational and legal structure that more efficiently manages a global business.

Agreement to Provide for the Orderly Sale of Exxaro Equity Interest

Tronox and its largest shareholder, Exxaro Resources Limited (Exxaro), have entered into the Exxaro Mineral Sands Transaction Completion Agreement (the “Completion Agreement”), which addresses several legacy issues related to Tronox’s 2012 acquisition of Exxaro's mineral sands business and its ongoing relationship with Exxaro.

The Completion Agreement allows Exxaro and Tronox to conclude matters from the 2012 transaction in a manner which benefits both companies. Specifically:

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Exxaro, which has previously stated its intent to sell its remaining 24 percent equity interest in Tronox, has agreed to structure any potential divestiture of such interest in a controlled and scheduled manner. Exxaro has also granted Tronox the option, but not the obligation, to directly repurchase any shares Exxaro elects to sell.

●	Exxaro has agreed to support Tronox’s re-domicile to the U.K.
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Tronox has agreed to accelerate the repurchase of Exxaro’s 26 percent ownership interest in a Tronox U.K. subsidiary, which holds loans made to Tronox’s two South African subsidiaries that were made prior to the 2012 acquisition.

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On the top-hat date, under South African tax regulations, Exxaro’s basis in Tronox stock will step up to the stock price at the top-hat date and Exxaro will lose their capital gains exemption if they sell within 18 months. In order to neutralize the capital gains tax impact to Exxaro under South African law, the companies entered into reciprocal tax-sharing arrangements in respect of any profit or loss arising from a disposal of any Tronox shares after the top-hat date.

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Media Contact: Melissa Zona
+1 636.751.4057

Investor Contact: Brennen Arndt
+1 203.705.3730

About Tronox

Tronox Limited is a vertically integrated mining and inorganic chemical business. The company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper and other everyday products. For more information, visit tronox.com.